             SHAREHOLDER SERVICES

Shareholder Name
Address 1
Address 2
Address 3

FINAL ATTEMPT

March 27, 2018

Dear Shareholder:

First, we apologize for troubling you once again with this additional communication. However, the matter is now urgent. If Guggenheim Funds does not receive a response, the Board will consider what action to take in the best interests of the Funds, including the possible liquidation of certain Funds.

Please help us to avoid taking this action, by calling us today at 1-888-567-1626 between 9:00 a.m. and 11:00 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time. When you call, the representative will be able to answer any follow-up questions that you may have.

Thank you in advance for your attention to this request.

Sincerely,

Amy J. Lee
President
Claymore Exchange-Traded Fund Trust and Claymore Exchange-Traded Fund Trust 2 (“Guggenheim Funds”)

Guggenheim Investments
227 West Monroe Street • Chicago, Illinois 60606

At the time of your call, please reference the shareholder ID number listed below.

SHAREHOLDER ID: 123456789